LP BIOSCIENCES LLC

a Wyoming Limited Liability Company

AMENDED AND RESTATED OPERATING AGREEMENT

(Contains Restrictions On
Transfer Of Interests)

THE INTERESTS DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE SECURITIES ACT) OR THE SECURITIES LAWS OF ANY STATE OR OF THE UNITED STATES GOVERNMENT. SUCH INTERESTS MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER APPLICABLE SECURITIES LAWS OR EXEMPT FROM SUCH REGISTRATION AND THE COMPANY MAY REQUIRE SUCH EVIDENCE AS THE COMPANY DEEMS APPROPRIATE TO CONFIRM THAT ANY PROPOSED TRANSFER COMPLIES WITH SUCH REQUIREMENTS. THE COMPANY IS NOT OBLIGATED TO REGISTER ANY INTERESTS OR TO MAINTAIN AVAILABLE TO THE PUBLIC ANY INFORMATION ABOUT THE COMPANY.

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AMENDED AND RESTATED OPERATING AGREEMENT
OF
LP BIOSCIENCES LLC

TABLE OF CONTENTS

SECTION 1:    THE LIMITED LIABILITY COMPANY    1

1.1    Formation and Agreement    1
1.2    Name    1
1.3    Purpose; Powers    1
1.4    Principal Place of Business    2
1.5    Term    2
1.6    Filings; Agent for Service of Process    2
1.7    Title to Property    2
1.8    Payments of Individual Obligations    3
1.9    Independent Activities    3
1.10    Member Authority    3
1.11    Access to and Confidentiality of Information    4
1.12    Limited Liability    4
1.13    Definitions    5

SECTION 2:    CAPITAL AND INTERESTS    13

2.1    Members    13
2.2    Authorized Capital Units; Designation of Classes of Units    13
2.3    Capital Contributions; Issuance of Units    14
2.4    Capital Accounts    16
2.5    Closing Stock Capital Contribution    17
2.6    Resale Registration Rights    18

SECTION 3:    ALLOCATIONS    18

3.1    Profits    18
3.2    Closing Stock Capital Contribution    19
3.3    Special Allocations    19
3.4    Intentionally Omitted    20
3.5    Loss Limitation    20
3.6    Other Allocation Rules    21
3.7    Tax Allocations: Code Section 704(c)    21

SECTION 4:    DISTRIBUTIONS    22

4.1    Distributions    22
4.2    Amounts Withheld    23
4.3    Limitations on Distributions    23

SECTION 5:    MANAGEMENT AND OPERATIONS    23

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5.1    Management by Board    23
5.2    Actions by Managers; Committees; Reliance on Authority    27
5.3    The Board    28
5.4    Duties and Obligations of Managers    30
5.5    Officers    31
5.6    Limitation of Liability; Indemnification of Managers and Officers    33
5.7    Member Compensation; Expenses; Loans    33
5.8    Contracts with Managers or their Affiliates    34

SECTION 6:    MEMBERS    35

6.1    Members; Rights and Powers Generally    35
6.2    Membership Requirements and Member Voting    35
6.3    Member Meetings    36
6.4    Termination of Membership     37
6.5    Continuation of the Company    38
6.6    No Obligation to Purchase Member’s Interest    38
6.7    Waiver of Dissenters’ Rights    38

SECTION 7:    UNIT CERTIFICATES    38

    7.1    Article 8 Opt-In    38
    7.2    Right to Issue Certificates    38
    7.3    Form of Certificates    38
    7.4    Execution    39
    7.5    Registrar    39
    7.6    Issuance    39
    7.7    Membership Lists    39
    7.8    Transfer and Exchange    39
    7.9    Record Holder    39
    7.10    Replacement Certificates    40
    7.11    Certificate Regulations    40
    7.12    Legends    40

SECTION 8:    ACCOUNTING, BOOKS AND RECORDS    40

8.1    Accounting, Books and Records    40
8.2    Reports    42
8.3    Tax Matters    43
8.4    Delivery to Members and Inspection    44

SECTION 9:    AMENDMENTS    45

9.1    Amendments    45

SECTION 10:    TRANSFERS    46

10.1    Restrictions on Transfers    46
10.2    Permitted Transfers    46
10.3    Conditions to Permitted Transfers    47
10.4    Right of First Refusal    48
10.5    Prohibited Transfers    49
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10.6    Rights of Unadmitted Assignees    50
10.7    Admission of Transferees as Members    50
10.8    Representations Regarding Transfers; Legend    50
10.9    Distributions and Allocations in Respect of Transferred Units    51

SECTION 11:    DEADLOCK PROVISION    52

SECTION 12:    DISSOLUTION AND WINDING UP    52

12.1    Dissolution Events    52
12.2    Winding Up    53
    12.3    Compliance With Certain Requirements of Regulations;
    Deficit Capital Accounts    53
12.4    Deemed Distribution and Recontribution    54
12.5    Rights of Unit Holders    54
12.6    Notice of Dissolution/Termination    54
12.7    Allocations During Period of Liquidation    54
12.8    Character of Liquidating Distributions    55
12.9    The Liquidator    55
12.10    Form of Liquidating Distributions    55

SECTION 13:    DISPUTE RESOLUTION    55

SECTION 14:    MISCELLANEOUS    56

14.1    Notices    56
14.2    Binding Effect    56
14.3    Construction    57
14.4    Time    57
14.5    Headings    57
14.6    Severability    57
14.7    Incorporation by Reference    57
14.8    Variation of Terms    57
14.9    Governing Law    57
14.10    Waiver of Jury Trial    58
14.11    Counterpart Execution    58
14.12    Specific Performance    58

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LP BIOSCIENCES LLC	amended and restated operating agreement

AMENDED AND RESTATED OPERATING AGREEMENT
OF
LP BIOSCIENCES LLC

    THIS AMENDED AND RESTATED OPERATING AGREEMENT is hereby adopted and entered into effective as of the Effective Date (as defined below), by the Members (as defined below), pursuant to the provisions of the Act (as defined below), on the terms and conditions set forth herein.

SECTION 1
THE LIMITED LIABILITY COMPANY

1.1     Formation and Agreement.

The organizer caused the Company to be formed as a Wyoming limited liability company pursuant to the provisions of the Act. The Members hereby agree that this Agreement constitutes an “operating agreement” within the meaning of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement, to the extent permitted by the Act, shall control.

1.2     Name.

    The name of the Company shall be LP BIOSCIENCES LLC, and all business of the Company shall be conducted in such name. The name of the Company may be changed from time to time in accordance with the Act.

1.3     Purpose; Powers.

        (a)    The business and purpose of the Company is (i) to engage in the development, financing, investment into, construction, ownership and operation of biosciences facilities including bio-refinery facilities and the Valor Facility, (ii) to pool, handle, deal, market, manufacture, process, or otherwise change the form or marketability of products of its Members and others, including industrial hemp and other agricultural products, (iii) to conduct any business and investment activity in which a limited liability company organized under the Act may lawfully be engaged, and (iv) to perform and conduct any and all activities necessary, related or incidental to the foregoing.

        (b)    The Company, and the Board acting on behalf of the Company, shall possess and may exercise all the powers and privileges granted to the Company by the Act or by any other law, subject to any limitations provided in the Articles or in this Agreement.

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1.4     Principal Place of Business.

The principal place of business of the Company shall be as set forth in the Articles, or at such other place(s) within or without the State of Wyoming as the Board may determine.

1.5     Term.

The term of the Company began on the date the Articles were originally filed with the Secretary of State of the State of Wyoming, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 12 hereof.

1.6     Filings; Agent for Service of Process.

        (a)    The Company’s organizer has caused the Articles to be filed with the Secretary of State of the State of Wyoming, in accordance with the provisions of the Act. The Company shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Wyoming. The Board shall cause amendments to the Articles to be filed whenever required by the Act.

(b)    The Board shall cause the Company to make such filings and take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

(c)    The name and address of the agent for service of process on the Company resident in the State of Wyoming shall be as set forth in the Articles or any successor as appointed by the Board, and the Board is hereby authorized to change the Company’s registered office or registered agent, or both, from time to time without Member vote or approval.

(d)    In connection with the dissolution and completion of the winding up of the Company, the Board shall cause to be executed and filed a notice of dissolution and articles of termination whenever required by the Act, and make similar filings under the laws of any other jurisdictions in which the Board deems such filings necessary or advisable.

1.7     Title to Property.

All Property owned by the Company shall be owned by the Company as an entity and no Unit Holder or Manager shall have any ownership interest in such Property in its individual name. Each Unit Holder’s interest in the Company shall be personal property for all purposes. The Company shall hold title to all of its Property in the name of the Company and not in the name of any Unit Holder or Manager.

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1.8     Payments of Individual Obligations.

The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Unit Holder or Manager, except as otherwise expressly provided herein.

1.9     Independent Activities.

(a)    Each Manager shall be required to devote only such time to the affairs of the Company as may be necessary to manage the business and affairs of the Company in accordance with Section 5 hereof, and shall be free to serve any other Person or enterprise in any capacity that the Manager may deem appropriate in his or her discretion.

(b)    Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Unit Holder, Manager or their respective Affiliates, acting on their own behalf, from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any other Unit Holder or Manager, or (ii) require any Unit Holder or Manager to permit the Company or any other Unit Holder or Manager or their respective Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Unit Holder, each Unit Holder hereby waives, relinquishes, and renounces any such right or claim of participation.

1.10     Member Authority.

Each Member represents and warrants to the Company and to the other Members that:

    (a)    the Member, if not an individual, is duly organized, validly existing and in good standing under the laws of its state of organization and is duly qualified and in good standing as a foreign organization in the jurisdiction of its principal place of business if not organized therein;

    (b)    the Member, if not an individual, has full corporate, limited liability company, partnership, trust or other applicable power and authority to execute and agree to this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary or appropriate for the due authorization, execution, delivery and performance of this Agreement by that Member have been taken;

    (c)    the Member has duly executed and delivered this Agreement; and

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    (d)    the Member’s authorization, execution, delivery and performance of this Agreement does not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.

1.11     Access to and Confidentiality of Information.

    (a)    In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which the Member is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated, which conditions include but are not limited to such reasonable standards governing what information and documents are to be furnished at what time and location and at whose expense as may be set forth herein or otherwise established by the Board. However, without limiting the foregoing, the Members agree that the Board may from time to time determine, due to contractual obligations, business concerns or other considerations, that certain Confidential Information should be kept confidential and not provided to the Members or that it is not just or reasonable for some or all of the Members or their assignees or representatives to examine or copy any such information.

    (b)    Each Member acknowledges that from time to time the Member may receive Confidential Information from or regarding the Company, the release of which may be damaging to the Company or Persons with whom it does business. Each Member agrees to hold in strict confidence any Confidential Information it receives regarding the Company that is identified as being confidential (and if such information is provided in writing, is so marked) and may not disclose such information to any Person, except for disclosures (i) to another Member having the right to such information, (ii) compelled by law (including U.S. securities laws and regulations, provided the Member must promptly notify an officer of the Company of any requirement, request or demand for the disclosure of such information, to the extent reasonably possible, (iii) to advisors or representatives of the Member, or to Persons (and their advisors or representatives) seeking to acquire all or any portion of the Member’s Interest through a Transfer in accordance with this Agreement, but only if in each case such Person has agreed to be bound by the provisions of this Section 1.11(b), or (iv) of information that the Member has also received from a source independent of the Company that the Member reasonably believes has the legal right to disclose such information to the Member. Each Member acknowledges that a breach of the provisions of this Section 1.11(b) may cause the Company irreparable harm and injury for which monetary damages are inadequate or difficult to calculate or both. Accordingly, each Member specifically agrees that the Company shall be entitled to injunctive relief to enforce the provisions of this Section 1.11(b), that such relief may be granted without the necessity of proving actual damages, and that such injunctive or equitable relief shall be in addition to, not in lieu of, the right to recover monetary damages for any breach of this Section 1.11(b) by the Member. The obligations referred to in this Section 1.11(b) shall survive the termination of a Member’s membership in the Company.
1.12     Limited Liability.

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Except as otherwise expressly agreed to under a separate written agreement, the debts, liabilities and obligations of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Unit Holder or Manager of the Company shall be personally liable for the acts, debts, obligations or liabilities of the Company merely on account of that status. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Members, Unit Holders or Managers for any debt, obligation or liability of the Company.

1.13     Definitions.

Capitalized words and phrases used in this Agreement have the following meanings:

“Act” means the Wyoming Limited Liability Company Act, W.S. 17-29-101 through 17-29-1105, as may be amended from time to time.

“Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i)    Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

(ii)    Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

    “Affected Member” means a Member that has received a bona fide offer to purchase all or any portion of such Member’s Interests, it being understood for purposes of this Agreement that a “bona fide offer” shall mean an offer in writing, signed by the offeror, who must be a Person financially capable of carrying out the terms of the offer, in a form legally enforceable against the offeror, as reasonably determined by the Board.

“Affiliate” of, or a Person “Affiliated” with, a specified Person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Agreement” means this Amended and Restated Operating Agreement, as amended, modified, supplemented or restated from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.

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    “Articles” means the Articles of Organization filed with the Secretary of State of the State of Wyoming pursuant to the Act for the purpose of forming the Company, as amended, modified, supplemented or restated from time to time.

“Assignee” means a transferee of Units who is not admitted as a Member pursuant to Section 10.6 hereof.

“Board” means collectively the persons who are named as Managers of the Company in or designated or elected as Managers pursuant to this Agreement. “Manager” or “Managers” means any such person or persons.

“Capital Account” means the capital account maintained for each Unit Holder in accordance with Section 2.4 hereof.

“Capital Contribution” means a contribution made to the Company with respect to any Unit in a form allowed as valid consideration for Interests under the Act. With respect to any Unit Holder, the amount of Capital Contributions shall be the sum of (i) the money and the initial Gross Asset Value of any Property (other than money) contributed to the Company with respect to the Units held by such Unit Holder, plus (ii) in the case of valid consideration for Units other than money or other Property, for example, services rendered or to be rendered to or on behalf of the Company, the amount, if any, specified in this Agreement or in any written agreement between the Company and the contributor with respect to such Units.

“Class A Unit” means a Unit that is designated as such and issued pursuant to Section 2 hereof.

“Class B Unit” means a Unit that is designated as such and issued pursuant to Section 2 hereof.

“Class A Unit Holder” means a Person who owns Class A Units, regardless of whether such Person is a Member. “Class A Unit Holders” means all Class A Unit Holders.

“Class B Unit Holder” means a Person who owns Class B Units, regardless of whether such Person is a Member. “Class B Unit Holders” means all Class B Unit Holders. Class B Unit Holders may be designated with respect to specific types or classes of Class B Units.

“Closing Stock Capital Contribution” means the 3,500,000 restricted shares of Comstock Common Stock contributed and delivered to the Company as of the Effective Date pursuant to the Comstock Partnership Interest Purchase Agreement, subject to the terms and conditions hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

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“Company” means the limited liability company formed pursuant to the filing of the with the Secretary of State of the State of Wyoming and the limited liability company continuing the business of this Company in the event of dissolution of the Company as herein provided.

“Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

“Comstock” means Comstock Mining Inc., a Nevada corporation, and Member of the Company on the Effective Date.

“Comstock Common Stock” means common stock, par value $0.000666 per share, issued by Comstock.

“Comstock Partnership Interest Purchase Agreement” means as the LPB Partnership Interest Purchase Agreement dated as of the Effective Date by and between Comstock, as buyer, and LPN, as seller, under which Comstock purchased 500,000 Class A Units in the Company from LPN.
    “Confidential Information” means any information or compilation of information possessed by the Company that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means, including but not limited to: (a) any information not generally known or readily ascertainable in the industry of the Company, regarding the Company’s products, pricing of products, research, marketing, business systems, and processing techniques etc.; (b) financial information concerning the Company and customers of the Company, including but not limited to, customer lists, information concerning accounts receivable of the customers of the Company; (c) quantity and types of products purchased by the Company and customers of the Company; and (d) any information that the Company may from time to time designate as “Confidential” which is not generally known in the Company’s industry.

“Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned, leased or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable, and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v) above; provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal

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Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

“Dissolution Event” has the meaning set forth in Section 12.1 hereof.

“Effective Date” means July 23, 2021.

    “Fiscal Year” means, subject to a change in Fiscal Year pursuant to Section 8.1(b), calendar year, which shall be the Company’s taxable year as determined under Regulations, Section 1.441-1 or Section 1.441-2 and the Regulations under Section 706 of the Code or, if the context requires, any portion of a fiscal year for which an allocation of Profits, Losses or other allocation items or a distribution is to be made; provided that the Board may designate a different fiscal year for GAAP reporting purposes but that designation shall not affect the taxable year of the Company or the provisions of this Agreement relating to Capital Accounts, allocations of Profits, Losses or other allocation items, or Distributions.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Gross Asset Value” means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(i)    The initial Gross Asset Value of any asset contributed by a Unit Holder to the Company shall be the gross fair market value of such asset, as specified in this Agreement or in any written agreement between the Company and the contributor with respect to the issuance of Units;

(ii)    The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) as determined by the Board as of the following times: (A) upon the Effective Date; (B) the acquisition of an additional interest in the Company by any new or existing Unit Holder in exchange for more than a de minimis Capital Contribution; (C) the distribution by the Company to a Unit Holder of more than a de minimis amount of Company property as consideration for an interest in the Company; (D) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (E) such other times as the Regulations may permit; provided that an adjustment described in clauses (B), (C) or (E) of this subparagraph shall be made only if such adjustment is necessary to reflect the relative economic interests of the Unit Holders in the Company; and provided further that the adjustment to Gross Asset Values described in clause

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(A) of this subparagraph shall be attributed entirely to intangible assets in the nature of goodwill and going concern value and should be consistent with the Comstock Partnership Interest Purchase Agreement.

(iii)    The Gross Asset Value of any item of Company assets distributed to any Unit Holder shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Board; and

(iv)    The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.7041(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Interest” means, collectively, a Unit Holder’s share of the “Profits” and “Losses” of the Company, a Unit Holder’s right to receive distributions of the Company’s assets, and, with respect to a Member, any right of the Member to vote on or participate in the management of the Company and to information concerning the business and affairs of the Company as provided for in this Agreement. An Interest is quantified by the unit of measurement referred to herein as a “Unit” (as defined below).

“Issuance Items” has the meaning set forth in Section 3.3(h) hereof.

“LPB Note” has the meaning set forth in the definition of the LPB Note Purchase Agreement.

“LPB Note Purchase Agreement” means that certain Note Purchase Agreement entered into and made effective as of July 23, 2021 by and among Comstock, as buyer and holder of the secured promissory note, and the Company, as borrower, pursuant to which Comstock agreed to purchase a secured promissory note from the Company with a face value of $17,000,000 in exchange for $15,000,000 in cash proceeds, corresponding to an original issue discount of $2,000,000 (the “LPB Note”), the proceeds of which shall be exclusively used for the design, engineering, procurement, construction, commissioning, start-up, training, and performance testing for the Valor Facility, in accordance with the “Valor Facility retrofit Master Project Schedule” and “Project Spend Plan” and the “EPC Agreements” (each as defined in the LPB Note Purchase Agreement).

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“LPN” means LP Nutrition LLC, a Delaware limited liability company, and Member of the Company on the Effective Date.

“LPN Corporation” means LPN Corporation, a Minnesota corporation, and Member of the Company on the Effective Date.

“Liquidation Period” has the meaning set forth in Section 12.7 hereof.

    “Liquidator” has the meaning set forth in Section 12.9(a) hereof.

“Losses” has the meaning set forth in the definition of “Profits” and “Losses.”

“LSB Documents” has the meaning set forth in the LPB Note Purchase Agreement.

“LSB Note” has the meaning set forth in the definition of Net Cash Flow.

“LPN Preferred Cash Sweep” means 20% of the Company’s after debt Net Cash Flow payable to LPN under the Comstock Partnership Interest Purchase Agreement and distributed to LPN under Section 4.1(b) hereof commencing 90 days after the Company commences ordinary course operations, and continuing until such time as LPN has received a total of an additional $5,000,000.

“MANA” means MANA Corporation, an Oklahoma corporation.

“Master Project Schedule” shall mean the Company’s full plan to retrofit, build, operate and grow the Valor Facility, based on Company’s full stakeholder review to confirm all assumptions that bear on the final design, engineering, procurement, construction, and operating plan for the Valor Facility, including remediation capacity, current market, competitive, best mix, and other essential scoping assumptions.

“Material Agreements” mean agreements that are not executed in the Company’s Ordinary Course of Business in excess of $250,000, any Related Party Transactions, and any license agreements, financing agreements, joint venture agreements, acquisition agreements, and other agreements having a commercial value in excess of $1,000,000.

“Member” means any Person who is described in and meets the membership requirements established in Sections 6.1 and 6.2(a) hereof and who has not ceased to be a Member pursuant to the terms of this Agreement. “Members” means all such Persons.

“Net Cash Flow” means the gross cash proceeds of the Company (excluding any cash proceeds associated with the ownership or disposition of the Closing Stock Capital Contribution) less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, obligations and liabilities, Permitted Tax Distributions, capital improvements, replacements, and contingencies, all as reasonably determined by the Board, including

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specifically less all scheduled payments as and when due under the LPB Note and the Company’s debt to Lincoln Savings Bank (the “LSB Note”). “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

“Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Ordinary Course of Business” means any action that is taken in the ordinary course of the normal day-to-day operations and Business Plan of the Company consistent with past custom and practice.

“Permitted Tax Distribution” means, with respect to any quarterly date on which federal estimated tax payments are due, or any date on which federal tax payments for any Fiscal Year are due (to the extent the cumulative prior estimated tax payments for any such Fiscal Year were insufficient), a distribution made by the Company to its Members pro rata in accordance with the Class A Units held by each in an amount, which shall not be less than zero, that the Board considers reasonably sufficient to enable the Members to pay the income taxes on the income and gain (net of any cumulative tax benefits produced for the Members by the Company’s losses, deductions, and credits and computed without regard to any adjustment to the basis of the Company’s assets occurring as a consequence of the Company making an election under Code Section 754) that passes through the Company to the Members under the applicable provisions of the Code assuming a 40% tax rate; provided that no distribution shall be a Permitted Tax Distribution unless it is permitted by and made in compliance with the terms of the LPB Note.

    “Permitted Transfer” has the meaning set forth in Section 10.2 hereof.

“Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

“Project Spend Plan” shall mean the Company’s definitive final cost estimates to implement the Master Project Schedule.

“Profits” and “Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

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(i)    Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(ii)    Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.7041(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(iii)    In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(iv)    Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

(v)    In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

(vi)    To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(vii)    Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof, the amount, if any, included in the Company’s taxable income pursuant to Section 87 of the Code, and the partner level deduction pursuant to Section 199 of the Code (relating to domestic production activities) shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

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“Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

“Right of First Refusal Event” means that an Affected Member receives a bona fide offer from a third party setting forth the terms and conditions upon which it proposes to purchase all or part of the Interests of such Affected Member that the Affected Member desires to accept.

“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the governing body of such entity.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition, whether by operation of law (e.g., pursuant to a merger) or otherwise, and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecate or otherwise dispose of.

“Unit” means the unit of measurement into which an Interest is divided for purposes of those provisions of this Agreement that require quantification of the rights, preferences and obligations represented by an Interest, as authorized and designated in Section 2.2 and issued pursuant to Section 2.3 hereof.

“Unit Holder” means a Person who owns Units, regardless of whether such Person is a Member. "Unit Holders" means all Unit Holders. Unit Holders may be designated with respect to specific types or classes of Units held.

“Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

“Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

“Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

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“Valor Facility” means the real and personal property located at 22234 K42, Merrill, Iowa 51038 comprising, inter alia, the pre-existing Crown Iron Works 180 ton per day corn germ oil solvent extraction facility.

SECTION 2
CAPITAL AND INTERESTS

2.1     Members.

    The Members of the Company are those Persons described in Sections 6.1 and 6.2(a) hereof, who have not ceased to be Members.

    2.2    Authorized Capital Units; Designation of Classes of Units.

(a)    The Company is authorized to issue 1,000,000 Class A Units and 3,500,000 nonvoting Class B Units. Units shall be issued only in accordance with Section 2.3. The relative rights of Units are established herein and, in general, Units shall participate in the growth and appreciation in value of the Company as well as the risk of a decline in the value of the Company. Subject to Section 2.2(b), (i) the authorized Class A Units shall be of one class, without series, and shall represent ordinary Interests in the Company entitled to vote as and to the extent provided in this Agreement and (ii) the authorized nonvoting Class B Units shall be of one class, without series, and shall represent limited nonvoting Interests in the Company entitled solely to the limited financial rights as and to the extent provided in this Agreement, and shall be nonvoting Interests and shall not be entitled to vote or entitle the holder thereof to any voting power under this Agreement.

(b)    Authority is hereby vested in the Board, upon the prior written consent or approval of all Members, to establish and authorize one or more than one additional classes or series of Units, to set forth the designation and number of authorized Units of any such additional class or series, to fix the relative rights and preferences of any such additional class or series, including but not limited to the voting powers, full or limited or none, and relative economic and other rights, preferences and/or limitations thereof, any or all of which rights and preferences may be senior or superior to, on par with, or junior to those of the authorized Units already issued or any other such additional class or series. When the Company desires to issue any Units of any class or series which shall not previously have been so authorized and designated, any and all rights and preferences of such additional class or series as established by the Board upon the consent or approval of all Members shall be set forth in an exhibit that shall be attached hereto and made a part hereof. When the rights and preferences if any of any such additional class or series have been established by the Board of Managers and set forth in an exhibit hereto, the setting forth of such rights and preferences shall have the effect of amending the applicable provisions of this Agreement and such rights and preferences may thereafter only be amended pursuant to the applicable provisions of this Agreement.

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(c)    The Board, upon the prior written consent or approval of all Members, shall have the authority and power to establish, authorize the issuance of, and grant rights, warrants, and options entitling the holders thereof to purchase from the Company Units of any class or series authorized hereunder, or bonds, notes, debentures, or other obligations convertible into Units of any class or series authorized hereunder, subject to all qualifications, requirements or conditions of holding such class or series established by or pursuant to this Agreement.

    2.3    Capital Contributions; Issuance of Units.

(a)     A SCHEDULE A to this Agreement (which SCHEDULE A is hereby incorporated into this Agreement) shall be maintained in accordance with this Agreement, which SCHEDULE A shall include a current list of the full name and last known business or residence address of each Unit Holder set forth in alphabetical order, the Capital Contributions and Units of each Unit Holder (including the amount of cash and description and statement of the agreed value of any other property or services relating to such Capital Contributions), the amount and value of any Capital Contributions which any Member or potential Member has agreed to make pursuant to a contribution agreement or a contribution allowance agreement (including the time or times at which or events the happening of which such Capital Contributions are to be made or, in the case of a contribution allowance agreement, such right to contribute lapses), and which SCHEDULE A shall be amended from time to time as Transfers occur or as additional Units are issued and as additional Members are admitted to the Company in accordance with this Agreement, and which SCHEDULE A, together with the other applicable provisions of this Agreement, shall constitute the statement of membership interests in the Company provided for by the Act.

(b)    As of the Effective Date, the authorized Units of the Company issued and outstanding as of the Effective Date, and the holders thereof, are set forth on SCHEDULE A to this Agreement. No additional Units of any class or series may be issued without the prior written consent or approval of all Members.

(c)    No Member shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than the unpaid portion of such Member’s written agreement to make Capital Contributions, and no Units shall be subject to any mandatory assessment, requests or demands for capital.

(d)    Units may only be issued in consideration of Capital Contributions. Upon the prior written consent or approval of all Members, the Board may accept Capital Contributions from Members or persons seeking to become Members, may authorize the Company to enter into a written subscription agreement with such Member or persons seeking to become Members to make Capital Contributions for the purchase of Units, and may cause the Company to issue additional Units to such persons in consideration of Capital Contributions to the Company. Capital Contributions and the issuance of additional Units shall be made at such times and upon such terms and conditions as are authorized by this Agreement and as the Board

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and the person acquiring the Units may agree. The Board shall have authority to subdivide or combine the outstanding Units or declare a dividend payable in Units.

(e)    Upon acceptance of Capital Contributions and the issuance of additional Units, the Board shall cause the books and records of the Company to be adjusted appropriately.

(f)No Member or Unit Holder shall have any preemptive rights to make additional Capital Contributions.

(g)    The terms of any Units authorized by Section 2.2(a) that are issued in connection with services may provide that such Units shall be or may become substantially vested profits interests within the meaning of Revenue Procedures 93-27 and 2001-43, and may provide that such Units are intended to constitute “safe harbor partnership interests” within the meaning of Internal Revenue Service Notice 2005-43 if the Units are issued after the revenue procedure described in the notice is published. The Company and all Unit Holders (including the recipients of such Units), each intending to be legally bound, agree that: (i) the Company may elect the safe harbor, (ii) each shall comply with all safe harbor requirements with respect to all partnership interests transferred while the election remains effective, including reporting in a manner consistent with the safe harbor on their respective income tax returns, and (iii) no issuance or transfer of any Unit shall be effective unless the Person acquiring the Unit agrees to be legally bound by the safe harbor election and such related conditions as the Board of Governors may impose. The safe harbor is subject to change, and the Board of Governors shall have the authority, without any further action by the Unit Holders, to amend this Agreement as may be necessary to implement the stated intent, and shall have the sole discretion and authority to act on behalf of the Company and the Unit Holders to terminate the safe harbor election.

2.4     Capital Accounts.

A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a)    To each Unit Holder’s Capital Account there shall be credited (A) such Unit Holder’s Capital Contributions, (B) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.3 and 3.4 hereof, and (C) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Unit Holder related to the maker of the note within the meaning of Regulations Section 1.7041(b)(2)(ii)(c)) shall not be included in the Capital Account of any Unit Holder until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.7041(b)(2)(iv)(d)(2);

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(b)    To each Unit Holder’s Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement, (B) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.3 and 3.4 hereof, and (C) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c)    In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)    In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to allocation of Profits and Loss, nonliquidating distributions, liquidating distributions, and the maintenance of Capital Accounts, including and subject to Section 12.3 hereof, are intended to comply with Regulations Section 1.7041(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 12 hereof upon the dissolution of the Company. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

2.5     Closing Stock Capital Contribution.

On the Effective Date, pursuant to the Comstock Partnership Interest Purchase Agreement and the Comstock Contribution Agreement of even date therewith, in consideration for 3,500,000 Class B Units issued in accordance with Section 2.3 hereof, Comstock contributed and delivered 3,500,000 restricted shares of Comstock Common Stock to the Company (“Closing Stock Capital Contribution”). Distributions of any and all cash proceeds derived from the sale of such Comstock Common Stock by the Company or any in-kind distribution of such Comstock Common Stock, and allocation of any and all Profits or Losses realized or recognized by the Company on such sale(s) or in-kind distributions thereof (and any income taxes thereon), shall be made solely in accordance with the express provisions of this Agreement,

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including the provisions that require that (i) 100% of any and all cash proceeds derived from the sale of such Comstock Common Stock by the Company or any in-kind distribution of such Comstock Common Stock shall be distributed to the Class B Unit Holder, (ii) 100% of any and all Profits or Losses realized or recognized by the Company on such sale(s) or in-kind distributions thereof (and all income taxes payable thereon), shall be allocated to and be the responsibility of the Class B Unit Holder, (iii) the first $3,000,000 of the sales proceeds received by the Company upon sale of the Closing Stock Capital Contribution, net of applicable brokerage fees and other commercially reasonable costs of sale (“Net Sales Proceeds”), otherwise distributable to the Class B Unit Holder shall be paid directly to LPN on Comstock’s behalf to satisfy in part its payment obligations to LPN under the Comstock Partnership Interest Purchase Agreement, and (iv) that any remaining Net Sales Proceeds otherwise distributable to the Class B Unit Holder shall be paid directly to the Company on Comstock’s behalf for the purpose of paying the purchase price of the LPB Note and to satisfy its payment obligations of the purchase price of the LPB Note to the Company under the terms and conditions of the LPB Note Purchase Agreement and the LPB Note. As soon as practicable after the Effective Date, the Closing Stock Capital Contribution shall be available for deposit, clearance, and, subject to a written trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 (the “10b5-1 Plan”) to be prepared and delivered by Comstock to the Company at or prior to Closing (as defined in the LPB Note Purchase Agreement) sale in accordance with the LPB Note Purchase Agreement. Any Net Sales Proceeds received by the Company that exceeds the $3,000,000 payment obligation of Comstock to the Company under the Comstock Partnership Interest Purchase Agreement and the $15,000,000 “Protected Amount” under the LPB Note Purchase Agreement (“Surplus Proceeds”) shall be distributed to the Class B Unit Holder, unless Comstock otherwise provides its prior written consent to the Company for an alternative use, or unless applicable law requires title to any such Surplus Proceeds to remain vested in the Company, in which case any such Surplus Proceeds shall remain with and continue to constitute Company property. If any portion of the Closing Stock Capital Contribution has not been sold under the 10b5-1 Plan after the $3,000,000 payment obligation and the $15,000,000 Protected Amount each has been fully paid under the terms of the Comstock Partnership Interest Purchase Agreement and the LPB Note Purchase Agreement and LPB Note (any such portion, the “Residual Comstock Common Stock”), then Company shall either liquidate the Residual Comstock Common Stock under the 10b5-1 Plan and distribute 100% of the resulting Net Sales Proceeds to the Class B Unit Holder, or make an in-kind distribution of the Residual Comstock Common Stock to the Class B Unit Holder at the times provided for in the 10b5-1 Plan, in each case in complete liquidation and redemption of the Class B Units held by the Class B Unit Holder in accordance with this Agreement, and in each case in accordance with the 10b5-1 Plan and as allowed under and in accordance with all applicable law Legal Requirement.

2.6     Resale Registration Rights.

Following demand by the Company in accordance with the 10b5-1 Plan, Comstock shall file with the SEC a Registration Statement on Form S-3 (except if Comstock is not then eligible to register for resale the Closing Stock Capital Contribution on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering

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the resale of the Closing Stock Capital Contribution by the Company (the “Resale Registration Shelf”), and Comstock shall file such Resale Registration Shelf as promptly as reasonably practicable following such demand, and in any event within sixty (60) days of such demand. Such Resale Registration Shelf shall include a “final” prospectus, including the information required by Item 507 of Regulation S-K of the Securities Act. Comstock shall use its reasonable best efforts to cause the Resale Registration Shelf and related prospectuses to become effective as promptly as practicable after filing. Comstock shall use its reasonable best efforts to cause such Resale Registration Statement to remain effective under the Securities Act until the earlier of the date all shares comprising the Closing Stock Capital Contribution covered by the Resale Registration Shelf have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144. Comstock shall promptly, and within two (2) business days after Comstock confirms effectiveness of the Resale Registration Shelf with the SEC, notify the Company of the effectiveness of the Resale Registration Shelf.

SECTION 3
ALLOCATIONS

3.1     Profits.

    After giving effect to the special allocations in Section 3.2, 3.3 and Section 3.4 hereof, and except as otherwise provided in Section 3.5 hereof, the Profits or Losses of the Company shall be allocated among the Capital Accounts of the Members with respect to each Fiscal Year as of the end of such Fiscal Year in a manner such that the Capital Account of each Member, immediately after making such allocation is, as nearly as possible, equal to (i) the distributions that would be made to such Member if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Book Values, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the fair market value of the assets securing such liability), and the remaining assets of the Company were distributed pursuant to Section 12.2(b) to the Members immediately after making such allocation, minus (ii) such Member’s share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)) and such Member’s partner non-recourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), computed immediately before the hypothetical sale of assets and in accordance with Treasury Regulations Section 1.704-2. Unless otherwise provided in this Agreement, every item of income, gain, loss and deduction entering into the computation of Profits or Losses shall be allocated to the Members in the same proportions as the allocation of Profits or Losses for that period. Solely for purposes of clarity and not to alter the operation of this Section 3.1, the Members acknowledge that the payments by the Company to LPN on behalf of Comstock under the provisos of Sections 4.1(a) and 4.1(b) of amounts that would otherwise be distributable to Comstock shall be treated for all purposes under this Agreement including allocations under this Section 3.1 as though the distributions were actually made to Comstock, with Comstock in turn paying the funds to LPN.

3.2     Closing Stock Capital Contribution. All Profits and Losses and any other items of income, gain, loss, or deduction associated with the acquisition, ownership, and disposition of

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the Closing Stock Capital Contribution by the Company shall be allocated to the Class B Unit Holders ratably in proportion to Class B Units held.

3.3     Special Allocations.

The following special allocations shall be made in the following order:

(a)    Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f) (6) and 1.704-2(j) (2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)    Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j) (2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i) (4) of the Regulations and shall be interpreted consistently therewith.

(c)    Qualified Income Offset. In the event any Unit Holder unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.7041(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Unit Holder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Unit Holder as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Unit Holder would

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have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in this Agreement.

(d)    Gross Income Allocation. In the event any Unit Holder has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Unit Holder is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Unit Holder shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Unit Holder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

(e)    Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holders in proportion to Units owned.

(f)    Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.7041(b)(2)(iv)(m)(2) or 1.7041(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.7041(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.7041(b)(2)(iv)(m)(4) applies.

3.4     Intentionally Omitted.

3.5     Loss Limitation.

Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis among the Units and Losses not allowable to any given Unit

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Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holders’ Capital Accounts, so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations. If this Section 3.5 causes Losses to be allocated in disproportion to Units, the effect of such allocation shall be reversed at the earliest opportunity by specially allocating Net Profits to the Unit Holders to whom such Losses were allocated, the most recently allocated Losses to be reversed first.

3.6     Other Allocation Rules.

(a)    For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board using any permissible method under Code Section 706 and the Regulations thereunder.

(b)     Generally, all Profits and Losses allocated to the Unit Holders or the Holders of specified Units or a specified class thereof shall be allocated among them in proportion to the Units or specified Units or class thereof, respectively, held by each. In the event Units are issued pursuant to Section 2.3 hereof during a Fiscal Year, the Profits (or Losses) allocated to the Unit Holders for each such Fiscal Year shall be allocated among the Unit Holders in proportion to the number of Units each holds from time to time during such Fiscal Year in accordance with Code Section 706, using any convention permitted by law and selected by the Board.

(c)    The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes.

(d)    Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the Capital Accounts.

To the extent permitted by Regulations Section 1.704-2(h)(3), the Unit Holders shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

3.7     Tax Allocations: Code Section 704(c).

(a)    In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal

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income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

(b)    In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

(c)    Allocations pursuant to Section 3.7 shall be made as required or permitted by Regulations Section 1.704-3 pursuant to such method or methods provided therein as the Company shall elect in accordance with Section 8.3, provided that allocations pursuant to Section 3.7(b) as a result of the revaluations of Gross Asset Values that will occur at the times described in clause (A) of subparagraph (ii) of the definition of Gross Asset Value shall be made pursuant to the “traditional” method described in Regulations Section 1.704-3. Any elections or other decisions relating to allocations under this Section 3.7 shall be made in any manner that the Board reasonably determines to reflect the purposes and intention of this Agreement. Allocations under this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder's Capital Account or share of Profits or Losses or distributions under any provision of this Agreement.

SECTION 4
DISTRIBUTIONS

4.1     Distributions.

Distributions shall be made to the Unit Holders as follows:
(a)    Closing Stock Capital Contribution. All dividends, proceeds from the disposition of, or any other distributable amount associated with the Closing Stock Capital Contribution (including the distribution of all or any portion of the Closing Stock Capital Contribution in kind) shall be made solely to Comstock as the holder of the Class B Units; provided, however, that Comstock hereby directs the Company to pay the first $3.0 million that would otherwise be distributed to it pursuant to this Section 4.1(a) to LPN on behalf of Comstock, which shall be applied as payment to LPN on amounts due to LPN under the Comstock Partnership Interest Purchase Agreement.
(b)    All Other Distributions. The Company shall pay (i) the Mandatory Prepayment (as defined under the LPB Note) as prepayment of the LPB Note until the LPB Note is paid in full and (ii) the greater of 20% of Net Cash Flow (determined without reduction for the scheduled payments due under the LSB Note) or the scheduled payment due under the LSB Note as prepayment of the LSB Note until the LSB Note is paid in full and (iii) shall distribute all remaining Net Cash Flow to the Members pro rata in accordance with their ownership of Class A Units; provided, however, that, for the avoidance of doubt, the Board, in determining Net Cash

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Flow, shall cause the Company to distribute Permitted Tax Distributions to the Members pro rata in accordance with their ownership of Class A Units (which each Member may choose to receive or defer), and that Comstock hereby directs the Company to pay the first $5.0 million that would otherwise be distributed to it pursuant to this Section 4.1(b) (including any Permitted Tax Distributions) to LPN on behalf of Comstock, which shall be applied as payment to LPN on amounts due to LPN under the Comstock Partnership Interest Purchase Agreement for the LPN Preferred Cash Sweep, and provided, further that, until Comstock’s obligations under the Comstock Partnership Interest Purchase Agreement are paid in full, no amount of Net Cash Flow shall be applied as prepayment of the LPB Note or the LSB Note unless an equal amount on a pari passu basis is paid to LPN on behalf of Comstock under the proviso to this Section 4.1(b).

4.2    Amounts Withheld.

All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3     Limitations on Distributions.

(a)    The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 12 hereof.

(b)    A Unit Holder may not receive a distribution from the Company to the extent that, after giving effect to the distribution, all liabilities of the Company, other than liability to Unit Holders on account of their Capital Contributions, would exceed the Gross Asset Value of the Company’s assets or the distribution would otherwise be prohibited by Section 322B.54 of the Act.

SECTION 5
MANAGEMENT AND OPERATIONS

5.1     Management by the Board.

                (a)      Except those matters for which consent or approval of the Members is required by this Agreement or any nonwaivable provisions of the Act, and subject to the provisions of Section 5.1(c) and (d) hereof, the powers and privileges of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be

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managed under the direction of, the Board and not by the Members. No Member has the power or authority to act for or on behalf of the Company, to bind the Company by any act, or to incur any expenditures on behalf of the Company, except with the prior written consent of the Board. Without limiting the foregoing authority of the Board to manage the business and affairs of the Company or the actions the Board may take in exercising the powers and privileges of the Company, the Board shall have the right to make the following decisions and take the following actions:
 (i)      Acquire by purchase, lease, or otherwise any real or personal property;
 (ii)      Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, or lease any real estate and any personal property;
 (iii)      Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business or affairs of the Company, including executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement;
  (iv)      Borrow money and issue evidences of indebtedness, and secure the same by mortgage, pledge, or other lien on any or all of the Company’s assets;
  (v)      Execute any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company’s assets;
  (vi)      Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;
   (vii)      Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;
    (viii)  Hire or contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as consultants, lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;
     (ix)  Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Manager liability), as may be lawfully carried on or performed by a limited liability company under the laws of each jurisdiction in which the Company is then formed or qualified;
      (x)  Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;
       (xi)  Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or any Manager in connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;

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     (xii)  Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign business entities, including corporations, associations, general or limited partnerships or other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;
      (xiii)  Subject to Section 2 hereof, designate classes or series of Units, agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Units in consideration of such Capital Contribution; and
      (xiv)  Indemnify a Member or Manager or officer or former Member or Manager or officer, and make any other indemnification that is authorized by this Agreement in accordance with the Act.
The Board may adopt such policies, rules, and regulations and may take such actions as it shall deem advisable in furtherance of the purposes of the Company, provided that the Board shall not act in a manner contrary to this Agreement.
(b)       The Board shall adopt the Valor Facility retrofit Master Project Schedule and Project Spend Plan in accordance with the provisions of the LPB Note Purchase Agreement. The Managers shall adopt a business plan for the Company (the “Business Plan”) in accordance with the provisions of the LPB Note Purchase Agreement, which shall be initially substantially comprised of the Master Project Schedule, including a final critical chain project management plan (“CCPM”), and the Project Spend Plan. No later than sixty (60) days prior to the beginning of each Fiscal Year, the Board shall adopt an Annual Operating Budget and Annual Capital Budget covering the Fiscal Year commencing in sixty (60) days. The Annual Operating Budget shall include projected operating revenues, expenses and working capital reserves for the Fiscal Year, and the Annual Capital Budget shall include projected capital expenditures and investments for the Fiscal Year. The Budgets may but shall not be required to be incorporated into a business plan for the Fiscal Year containing such other information, plans and strategies as the Board deems advisable. The Board may amend the Company’s Annual Operating Budget or Annual Capital Budget at any time.

(c)    Notwithstanding any other provision of this Agreement (including without limitation Section 5.1(a)), the Board may not take or approve the following actions, agreements, instruments or items (the “Major Decisions”) without the prior written consent or approval of all Members:

    (i)    Initiate or consummate an initial public offering of any equity or debt;

    (ii)    Enter into or effect any transaction or series of related transactions involving the purchase, sale, lease, license, exchange or other disposition, including by merger,

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consolidation, sale of equity, sale of debt or sale or lease of assets, of any material portion (defined as ten percent (10%) or more of equity dilution or potential equity upon completion) or substantially all of the Company’s assets;

    (iii)    Sale, transfer, pledge or hypothecation of any Company asset that is not in the Ordinary Course of Business of the Company;

    (iv)    Incur any indebtedness in excess of $250,000.00 (except for the LPB Note and the Debt under the LSB Documents, pledge or grant liens on any assets (other than those liens granted in connection with the LPB Note Purchase Agreement or the LSB Documents), or guarantee, assume, endorse or otherwise become responsible for the obligations of any other Person;

    (v)    The Business Plan and the Annual Operating and Capital Budgets for each Fiscal Year;

    (vi)    Any Material Agreement or any contract, obligation, liability, disbursement or lawsuit settlement outside of the Ordinary Course of Business in excess of $250,000 which is not part of the then current Fiscal Year’s approved Annual Operating or Capital Budget (provided that necessary expenditures to meet operational emergencies at the Valor Facility may be incurred prior to such approval if immediate action is required for the safety or operation of the Valor Facility);

    (vii)    Any investment in excess of $250,000 which is not part of the then current Fiscal Year’s approved Annual Capital Budget;

    (viii)    Any increase or other change in the authorized Units of the Company, the acceptance of additional Capital Contributions, the issuance of additional Units, or the issuance of options or warrants to purchase Units;

    (ix)    The determination of the Gross Asset Values of the Company Property;

    (x)    The admission of new Members and the terms of such admission;

    (xi)    The sufficiency of any legal opinion required under Section 10 of this Agreement or the waiver of any such legal opinion;

    (xii)    (A) Any tax elections under Section 8.3(a) of this Agreement, other than any election, if permitted by applicable law, to adjust the basis of Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state, local or foreign law, at the times described in clause (A) of subparagraph (ii) of the definition of Gross Asset Value or in

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connection with Transfers of Units and Company distributions (which elections shall not require Board or Member approval to be made, (B) the designation of the Tax Matters Representative under Section 8.3(b) of this Agreement, (C) any amendment to this Agreement effecting a change to the method designated pursuant to the proviso in the first sentence of Section 3.7(c) hereof, or (D) any decisions in connection with preparation of the Company’s tax returns;

    (xiii)    Any amendment to the Articles or this Agreement; or

    (xiv)    Any action or item described in Section 5.1(d), provided the Member consent or approval obtained in connection with this subparagraph (xiv) shall count as the Member consent or approval required under Section 5.1(d).
(d)       Notwithstanding any other provision of this Agreement (including without limitation Section 5.1(a)), the Board shall not have authority to approve, authorize or take any of the following actions with respect to the Company without the prior approval or consent of all Members: (i) sell, lease, exchange or otherwise dispose of all or substantially all of the assets of the Company; (ii) merge or consolidate the Company with another Person; (iii) materially change the business purpose of the Company; (iv) initiate a bankruptcy or reorganization proceeding; or (v) voluntarily dissolve the Company.
5.2     Actions by Managers; Committees; Reliance on Authority.

(a)    In managing the business and affairs of the Company and in exercising the powers and privileges of the Company, Managers shall act on behalf of the Company only (i) collectively through meetings of the Board held and conducted pursuant to the provisions of this Agreement or by written action taken pursuant to the provisions of this Agreement, (ii) through committees established pursuant to Section 5.2(b), and (iii) through Managers and officers of the Company to whom authority and duties have been delegated pursuant to the provisions of this Agreement. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, ALL RECOMMENDATIONS AND DECISIONS, INCLUDING RESOLUTIONS, OF THE BOARD SHALL REQUIRE THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE VOTING POWER OF THE MANAGERS IN OFFICE.

(b)    The Board, by resolution approved by the affirmative vote of a majority of the voting power of the Managers then holding office, may from time to time establish one or more committees, each of which shall be comprised of one or more natural persons who may but need not be Managers or Members, provided that a majority of committee members on each committee must be a Manager or Member. Any such committee shall have and may exercise only such authority and duties to the extent provided by the Board in such resolution, subject at all times to the limitations set forth in the Act, this Agreement and to the direction and control of the Board. Unless otherwise provided by the Board, the presence of all members of any such committee shall constitute a quorum for the transaction of business at a meeting of the committee, and the committee shall act by the affirmative vote of a majority of the voting power of the committee members then serving on such committee. In other matters of procedure the

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provisions of this Agreement shall apply to committees and the members thereof to the same extent they apply to the Board and Managers, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board. The Board may dissolve any committee at any time.

(c)    Any Person dealing with the Company, other than a Member or a Manager or an Affiliate of a Member or Manager, may rely on the authority of any Manager or officer of the Company in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether the action is actually taken in accordance with the provisions of this Agreement, unless the Person dealing with the Company has actual knowledge that the officer lacks authority to act or the Act establishes that the officer lacks authority to act.

5.3     The Board.

(a)Number, Qualification and Term of Office.

    (i)    Board. The number of Managers serving the Company on the Board shall be six (6) natural persons. Managers shall be elected or appointed by the Members at the times, in the manner and for the terms as prescribed by this Agreement. As of the Effective Date, the Managers of the Company comprising the Board, who shall serve for such terms and in such manner as prescribed by this Agreement, are the following persons:

Eamonn Byrne	Corrado DeGasperis
Jim Galvin	Kevin Kreisler
William McCarthy	Steven Meyer

The chairman (the “Chairman”) of the Board must be a Manager and shall be appointed by the members of the Board by the affirmative vote of a majority of the voting power of the Managers then holding office.
        (ii)    Election and Appointment of Managers; Terms. Each of LPN and Comstock (or MANA, if Comstock Transfers its membership Interests to MANA) shall have the right to appoint (or replace or re-appoint) THREE (3) Managers to the Board. Each Manager shall serve indefinitely at the pleasure of the Member appointing him or her until a successor is appointed, or until the earlier death, resignation or removal of the Manager. A Manager may be removed for any reason by the Member appointing him or her, upon written notice to the Chairman, which notice may designate and appoint a successor Manager to fill the vacancy, and which notice may be given at a meeting of the Board attended by the person appointed to fill the vacancy.

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        (iii)    Qualification. The Managers of the Company may but need not be Members or elected or appointed representatives of Members.

        (b)    Resignation. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified then at the time of its receipt by the Chairman or the President of the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

        (c)    Removal. A Manager may be removed for any reason by the Member appointing him or her, upon written notice to the Chairman, which notice may designate and appoint a successor Manager to fill the vacancy, and which notice may be given at a meeting of the Board attended by the person appointed to fill the vacancy.

        (d)    Vacancies. Any vacancy occurring on the Board may be filled by the Member having the right to appoint the Manager whose resignation, removal or death created the vacancy.

        (e)    Meetings. Regular meetings of the Board shall be held from time to time as determined by the Board. Special meetings of the Board shall be held upon the call of the Chairman, the President or three (3) or more Managers. Board meetings shall be held at the principal office of the Company or at such other place, either within or without the State of Wyoming, as shall be designated by the person calling the meeting and stated in the notice of the meeting or a duly executed waiver of notice thereof. Managers may participate in a Board meeting by means of video or audio conferencing or similar communications equipment whereby all Managers participating in the meeting can hear each other.

(f)    Notice. Oral or written notice of each meeting of the Board, stating the place, day and hour of the meeting, shall be given to each Manager at least 3 days before the day on which the meeting is to be held. The notice or waiver of notice of any special or regular meeting of the Board does not need to specify the business to be transacted or the purpose of the meeting.

(g)    Waiver. Whenever any notice is required to be given to a Manager under the provisions of this Agreement, a waiver thereof in writing signed by the Manager, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a Manager at any meeting of the Board shall constitute waiver of notice of such meeting by the Manager, except where the Manager attends a meeting for the express purpose of stating his objection to the transaction of any business because the meeting is not lawfully called or convened.

(h)    Quorum. A majority of the voting power of the Managers then in office shall constitute a quorum necessary for the transaction of business at any regular or special

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meeting of the Board. If less than a quorum is present, those Managers present may adjourn the meeting from time to time until a quorum shall be present.

(i)    Voting and Act of the Board. Each Manager shall have one vote with regard to decisions made by the Board, provided, if a Manager is absent from any meeting of the Board, the remaining Managers appointed by the Member who appointed the absent Manager may vote the absent Manager’s vote at any such meeting, meaning the Manager or Managers appointed by a Member who are present at any meeting of the Board shall always have collectively three votes for the Managers appointed by the Member. The Board shall take action by the affirmative vote of a majority of the voting power of the Managers then holding office. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, ALL RECOMMENDATIONS AND DECISIONS, INCLUDING RESOLUTIONS, OF THE BOARD SHALL REQUIRE THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE VOTING POWER OF THE MANAGERS IN OFFICE.

(j)    Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board may be taken by written action signed by all of the Managers comprising the Board.

(k)    Absentee Managers. A Manager of the Company may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the Manager is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Manager has consented or objected.

(l)    Compensation. The Board may fix the compensation, if any, of Managers. Managers shall also be entitled to reimbursement for actual expenses incurred in attending meetings of the Board or other business of the Company.

5.4     Duties and Obligations of Managers.

(a)    Duties. The Board shall cause the Company to conduct its business and operations separate and apart from that of any Member, Manager or any of its Affiliates. The Board shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Wyoming and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Manager shall have the duty to discharge the foregoing duties in good faith, in a manner the Manager reasonably believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position

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would exercise under similar circumstances. No Manager shall be under any other duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

(b)    Bonds and Insurance. The Board may require all officers, agents and employees charged by this Company with responsibility for the custody of any of its funds or property to give bonds. Bonds shall be furnished by a responsible bonding company and approved by the Board, and the cost shall be paid by the Company. The Board shall cause the Company to provide for insurance of the property of the Company, or property which may be in the possession of the Company and not otherwise adequately insured by the owner of the property. In addition, the Board shall cause the Company to provide for insurance covering liability of the Company to all employees and the public, in such commercially reasonable amounts as is customary for businesses similar to the Company.
5.5    Officers.

(a)    Number; Qualification; Election. The Board may appoint officers of the Company on an annual or more frequent basis. Officers must be natural persons. The officers of the Company shall consist of a President, a Vice President, a Secretary and a Treasurer, and such other officers as the Board may from time to time appoint. The President and Vice President of the Board may also be referred to as Chairman and Vice Chairman, respectively, unless the Board has separately elected a Chairman (for clarity, any such elected Chairman is a non-officer position of the Company). The President of the Company shall perform the functions of the chief executive officer of the Company. The Secretary and Treasurer position may be held by the same person. The President, Vice President, and Secretary must be Managers and the Treasurer may but need not be a Manager. The Board may also appoint such other officers and assistant officers of the Company as provided for herein or as it may deem necessary or advisable. Such other officers and assistant officers may but are not required to be members of the Board. Except as otherwise provided in this Agreement, the Board shall fix the powers, duties, and compensation of all officers of the Company.

(b)    Term of Office. An officer of the Company shall hold office for a term of one year and until a successor shall have been duly elected or appointed, unless prior thereto such officer shall have resigned or been removed from office as hereinafter provided. Any officer of the Company shall hold office at the pleasure of the Board and may be removed at any time with or without cause, subject to any contract rights which then may be in existence.

(c)    Removal and Vacancies. Any officer elected or appointed by the Board may be removed, with or without cause, at any time by a resolution of the Board. Any vacancy in an office of the Company shall be filled by a resolution of the Board. An Officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

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(d)    President. Unless provided otherwise by a resolution adopted by the Board, the President shall preside at meetings of the Members and Board; shall see that all orders and resolutions of the Board are carried into effect; may execute all documents, agreements, and instruments on behalf of the Company; may maintain records of and certify proceedings of the Board and Members; and shall perform such other duties as may from time to time be prescribed by the Board.

(e)    Vice President. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board or the President may from time to time prescribe. The Board may designate more than one Vice President, in which case the Vice President shall be designated as to denote which is most senior in office.

(f)    Treasurer. Unless the Board establishes a separate officer position for the Chief Financial Officer of the Company, the Treasurer shall be the Chief Financial Officer of the Company and: shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Board shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Board, making proper vouchers therefor; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Board, shall render to the President and the Board, whenever requested, an account of all such Officer's transactions as Treasurer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Board or the President from time to time.

(g)    Secretary. The Secretary shall attend all meetings of the Board and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Board and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Board or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Board, and shall also perform such other duties and have such other powers as the President or the Board may prescribe from time to time.

(h)    Delegation. Unless prohibited by a resolution of the Board, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of such person's management position to other persons. An officer who delegates the duties or powers of an office remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated.

(i)    Compensation. Officers shall receive such compensation as may be determined from time to time by resolution of the Board.

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5.6     Limitation of Liability; Indemnification of Managers and Officers.

        (a)    No Manager or officer of the Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Manager or officer; provided that this provision shall not eliminate or limit the liability of a Manager or officer to the extent provided by applicable law (i) for a breach of the Manager’s duty of loyalty to the Company or its Members; (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of law; (iii) for illegal distributions in violation of the Act; (iv) for a transaction from which the Manager derived an improper personal benefit; or (v) for an act or omission occurring prior to the effective date. It is the intention of the Members to limit or eliminate the personal liability of Managers to the greatest extent permitted under Wyoming law. If amendments to Wyoming Statutes are passed after this provision becomes effective which authorize limited liability companies to act to further limit or eliminate the personal liability of Managers of a limited liability company, then the liability of Managers shall be limited or eliminated to the greatest extent permitted by Wyoming Statutes, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Manager for or with respect to any acts or omissions of such Manager occurring prior to such amendment or repeal.
        (b)    The Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, defend, save harmless, and pay all judgments and claims against, and reasonable expenses of, each present and former Manager or officer relating to any liability or damage or reasonable expenses incurred with respect to a proceeding if the Manager or officer (or former Manager or officer) was a party to the proceeding in the capacity of a Manager or officer of the Company (which reasonable expenses including reasonable attorneys’ fees may be paid as incurred). Notwithstanding the foregoing provisions, the Company shall not indemnify, defend, save harmless, or pay all judgments and claims against, and reasonable expenses of, a Manager or officer (or former Manager or officer) under this provision where such judgments and claims or proceedings arise out of or are related to matters for which a Manager or officer (or former Manager or officer) is personally liable under Section 5.6(a) hereof.

        (c)    The Company may purchase and maintain insurance on behalf of any person in such person’s official capacity against any liability or expense asserted against or incurred by such person in or arising from that capacity, whether or not the Company would be required or permitted to indemnify the person against the liability.

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5.7     Member Compensation; Expenses; Loans

(a)    Except as otherwise provided in a written agreement approved by the Board, no Member shall receive any salary, fee, or draw for services rendered to or on behalf of the Company. Except as otherwise provided in a written agreement approved by the Board, no Member shall be reimbursed for any expenses incurred by such Member on behalf of the Company.

(b)    Any Member or Affiliate may, with the consent of the Board, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Board for loans to its most creditworthy commercial borrowers, plus up to eight percent (8%) per annum as agreed upon by the Board and the Member, and on such other terms and conditions no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company. Notwithstanding the foregoing or anything else contained herein to the contrary, the Company is expressly authorized by the Members to borrow money from Comstock on the terms and conditions specified in the LPB Note Purchase Agreement and the LPB Note, or borrow money from a Member or Affiliate provided the terms of which are approved in advance by the other Member.

5.8     Contracts with Managers or their Affiliates.

    (a)    No contract or transaction between the Company and a Manager or its Affiliate or between the Company and any other entity in which a Manager or its Affiliate has a material financial interest shall be void or voidable or require the Manager to account to the Company and hold as trustee for it any profit or benefit derived therefrom solely for this reason, or solely because the Manager is present at or participates in the Board meeting at which the contract or transaction is authorized, if (i) the material facts as to the contract or transaction and as to the Manager’s or Managers’ material financial interest are fully disclosed or known to the Board, and (ii) the Board determines that the terms of the contract or transaction are commercially reasonable and no less favorable to the Company than could be obtained from an unaffiliated third party and authorizes, approves or ratifies the contract or transaction in good faith by a majority vote of the voting power of the Managers then in office, but the interested Manager or Managers are not counted in determining the presence of a quorum or the voting power of the Managers then in office and must not vote. Notwithstanding the foregoing or anything else contained herein to the contrary, the Company is expressly authorized by the Members to borrow money from Comstock on the terms and conditions specified in the LPB Note Purchase Agreement and the LPB Note.

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    (b)    No contract or transaction involving the sale or delivery of services or products, including but not limited to, industrial hemp or associated products, between the Company and a Manager or its Affiliate or between the Company and any other entity in which a Manager or its Affiliate has a material financial interest shall be void or voidable or require the Manager to account to the Company and hold as trustee for it any profit or benefit derived therefrom solely for this reason, or solely because the Manager is present at or participates in the Board meeting at which or pursuant to which the contract or transaction is authorized or approved, notwithstanding the fact that the standard of Section 5.8(a) was not met, provided that the terms of the contract or transaction are or were commercially reasonable and no less favorable to the Company than could be or could have been obtained from an unaffiliated third party.

SECTION 6
MEMBERS

6.1     Members; Rights and Powers Generally.

(a)    As of the Effective Date, the Members of the Company are the Persons who are shown as members of the Company on SCHEDULE A dated as of the Effective Date and incorporated herein. The Board shall cause the books and records of the Company to be amended from time to time as Transfers occur or as additional Units are issued and additional Members are admitted to the Company in accordance with this Agreement.

(b)     Additional persons may, upon the approval of the Board, become Members of the Company: (i) by submitting a completed subscription agreement to subscribe for Units in the Company upon the terms and conditions as may be set forth in the subscription agreement, which shall include a representation and warranty that the representations and warranties required of all Members in this Agreement are true and correct with respect to such Person, and the acceptance thereof by the Company, (ii) by meeting any and all requirements of membership established in or pursuant to this Agreement, (iii) by submitting an executed counterpart signature agreeing to be bound by this Agreement, (iv) by submitting payment of the purchase price for the number of Units subscribed for in the subscription agreement, in accordance with the terms of the subscription agreement, and (v) upon being admitted as a Member by the Board; or in any other manner authorized in or pursuant to this Agreement. The Board may refuse to admit any Person as a Member in its sole discretion.

        (c)    Transferees of Units may become Members as provided in Section 10.7 hereof.

(d)    Other than the right to elect or appoint Managers to the Board, no Member, other than a Member acting in his, her or its capacity as an officer of the Company, has any right or power to take part in the management or control of the Company or its business and affairs. No Member other than a Member acting in his, her or its capacity as an officer of the Company, has the authority or power to act for or on behalf of the Company, to do any act that

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would be binding on the Company, or to incur any expenditures on behalf of the Company, except with the prior written consent of the Board.

(e)    No Member shall have any voting right except with respect to those matters requiring a Member vote or approval as specifically provided for in this Agreement or as otherwise required by the Act.

6.2Membership Requirements and Member Voting.

        (a)     Membership. The Class A Units are the membership Units of the Company, and each Member of the Company must own a minimum of Ten Thousand (10,000) Class A Units.

(b)    Voting. As of the Effective Date, Members shall elect and appoint Managers to the Board as provided in Section 5.3 of this Agreement. In addition, Members shall be entitled to vote on any other matters coming to a vote of the Members as specifically provided by this Agreement or as required by the Act. Each Member may cast one vote for each Class A Unit held. Class B Units are nonvoting, and no Class B Unit Holder shall have any right to vote on any matter coming to a vote of the Members on account of any Class B Units. On those matters specifically identified in Sections 2.2, 5.1(c) and 5.1(d) and 9.1 of this Agreement and on all other matters to be voted upon by the Members, Members shall take action by the unanimous affirmative vote of the Members present, either in person, by proxy or by written ballot, at a duly held meeting of the Members at which a quorum is present for the transaction of business.

6.3Member Meetings.

(a)    Place and Manner of Meeting. All meetings of Members shall be held at such time and place, within or without the State of Wyoming, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Presence in person, or by proxy or written ballot, shall constitute participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully convened.

(b)    Conduct of Meetings. All meetings of the Members shall be presided over by the President. All meetings of the Members shall be conducted in general accordance with the most recent edition of Roberts' Rules of Order, or such other rules and procedures as may be determined by the Board in its discretion.

(c)    Annual Meeting. The annual meeting of the Members for the transaction of all business which may properly come before the meeting shall be held on a date determined by the Board. Failure to hold the annual meeting at the designated time shall not be grounds for dissolution of the Company.

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(d)    Special Meetings. Special meetings of the Members may be called at any time by the President, the Board or by the Secretary upon the request of Members holding fifty percent (50%) or more of the Class A Units then held by all Members. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting.

(e)    Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 15 nor more than 60 days before the date of the meeting either personally or by mail, by or at the direction of the President, the Secretary or the Board calling the meeting, to each Member entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member's address as it appears on the records of the Company, with postage thereon prepaid. If the purpose of the meeting is to consider any item requiring Member consent or approval pursuant to Section 2.2, 5.1(c) or (d) or 9.1 hereof, then the notice shall state such purpose, and a summary of the transaction to be considered or a verbatim statement of the amendment to be considered must accompany the notice.

(f)    Quorum. At any annual or special meeting of the Members, the presence of all Members, represented in person or by proxy, shall constitute a quorum necessary for the transaction of business. The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of Members leaving less than a quorum. The registration shall be verified by the Secretary and shall be reported in the minutes of the meeting.

(g)    Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose, the Board may provide that the record books shall be closed for a stated period not exceeding 15 days. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for a period not exceeding 15 days immediately preceding such meeting. In lieu of closing the record books, the Board may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than 60 days and in the case of a meeting of Members, not less than 15 days prior to the date of which the particular action requiring such determination of Members is to be taken. If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is mailed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 6.3(g), such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of record books and the stated period of closing has expired.

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(h)    Proxies. At all meetings of Members, a Member may vote by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. A proxy shall be considered filed with the Company when received by the Company at its executive offices, unless later revoked. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

6.4     Termination of Membership.

A Member may not be expelled. The membership of a Member in the Company shall terminate upon a complete Transfer of their membership Interest represented by Class A Units, failure to hold the minimum number of Class A Units required for membership under this Agreement or as otherwise provided for in the Act, including resignation and withdrawal. In the event a Person ceases to be a Member without having transferred all of the Class A Units owned by such Person, such Person shall lose all voting rights and shall be considered merely an assignee of the financial rights associated with the Class A Units held by such Person, having only the rights of an unadmitted assignee. Such Person shall remain subject to the applicable provisions of this Agreement with respect to such financial rights. Such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, shall not be entitled to vote on any matters reserved to the Members, and shall not have any of the other rights of a Member under this Agreement or of a member under the Act. Further, such Person shall not have the right to Transfer such Person’s Units except by means of a Permitted Transfer in accordance with the provisions of Section 10 herein.

6.5     Continuation of the Company.

The Company shall not be dissolved upon the occurrence of any event which is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.

6.6     No Obligation to Purchase Member’s Interest.

No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Units owned by such terminated Member. The other Members and the Company shall not have any obligation to purchase or redeem the Units or Capital Contributions of any such terminated Member or transferee of any such terminated Member. No Member whose membership has terminated shall be entitled to receive a distribution in complete redemption of the fair value of the Units or Capital Contributions of such Person (except as provided in Section 12 hereof following a Dissolution Event), notwithstanding any provisions of the Act or any other provision of law. As a material part of the consideration for continuing or becoming a Member of the Company, each Member

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hereby waives any right, and expressly agrees that it intends for this provision to negate any entitlement to receive a distribution in complete redemption of the fair value of Units or Capital Contributions of such Member upon an event that terminates the membership of such Member which, in the absence of the provisions in this Agreement, it may otherwise be afforded by the Act.

6.7     Waiver of Dissenters’ Rights. Except for those transactions or events for which waiver of dissenters rights is expressly prohibited by the Act, each Member hereby waives and agrees not to assert any dissenters’ rights under the Act.

SECTION 7
UNIT CERTIFICATES

7.1     Article 8 Opt-In.
All Units shall be securities governed by Article 8 of the Uniform Commercial Code.
7.2     Right to Issue Certificates.
The ownership of a Unit shall be evidenced by a certificate issued by the Company in the form attached as Exhibit C (a “Certificate”).
7.3     Form of Certificates.
Certificates attesting to the ownership of Capital Units in the Company shall be in substantially the form set forth in Exhibit C and shall state that the Company is a limited liability company formed under the laws of the State of Wyoming, the name of the Unit Holder to whom the Certificate is issued, and that the Certificate represents a limited liability company interest within the meaning of the Act. Each Certificate shall bear the legend set forth on Exhibit C.
7.4     Execution.
Each Certificate shall be signed by one or more officers or authorized Managers of the Company.
7.5     Registrar.
The Company shall maintain an office where Certificates may be presented for registration of Transfer or pledge or for exchange. Such Person as the Board of Directors may designate shall act as registrar and shall keep a register of the Certificates and of their Transfer, pledge, and exchange.
7.6     Issuance.
The Certificates shall be numbered and registered in the Interests register or transfer books of the Company as they are issued.
7.7     Membership Lists.
The Company shall maintain a list of the names and addresses of all Members.
7.8     Transfer and Exchange.

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When Certificates are presented to the Company with a request to register a Transfer or pledge, the Company shall register the Transfer or pledge or make the exchange on the register or transfer books of the Company if the requirements set forth in this Agreement for the Transfer or pledge are met; provided, that any Certificates presented or surrendered for registration of Transfer, pledge, or exchange shall be duly endorsed or accompanied by a written instrument of Transfer in form satisfactory to the Company duly executed by the holder of the Certificate or that Person’s attorney duly authorized in writing. Transfer of certificates of the Company shall be made pursuant to this Agreement and only by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Company, and upon surrender of the certificate to the Company for cancellation. The Person in whose name the certificate appears on the books of the Company is deemed to be the owner thereof for all purposes.
7.9     Record Holder.
Except to the extent that the Company shall have received notice of a Transfer or pledge of a Unit and, in the case of a Transfer, the Transfer complies with the requirements of this Agreement, the Company shall be entitled to treat the Person in whose name any Certificates issued by the Company stand on the books of the Company as the absolute owner of that Unit, and shall not be bound to recognize any equitable or other claim to, or interest in, that Unit on the part of any other Person.
7.10     Replacement Certificates.
If any mutilated Certificate is surrendered to the Company, or the Company receives evidence to its satisfaction of the destruction, loss, or theft of any Certificate, the Company shall issue a replacement Certificate if the requirements of section 8-405 of the Uniform Commercial Code are met. If required by the Board of Directors, an indemnity and/or the deposit of a bond in such form and in such sum, and with such surety or sureties as the Board of Directors may direct, must be supplied by the holder of the lost, destroyed, or stolen Certificate that is sufficient in the judgment of the Company to protect the Company from any loss that it may suffer if a Certificate is replaced. The Company may charge for its expenses incurred in connection with replacing a Certificate.
7.11    Certificate Regulations.
The Board have the power and authority to make such further rules and regulations, not inconsistent with this Agreement and the statutes of the State of Wyoming, as they may deem expedient concerning the issue, transfer, conversion and registration of Certificates of the Company, including the appointment or designation of one or more transfer agents and one or more registrars. The Company may act as its own transfer agent and registrar.

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7.12    Legends.
The Board may place one or more legends on the certificates representing the Units to indicate restrictions on transfer, registration requirements, or other restrictions or obligations contained herein.
SECTION 8
ACCOUNTING, BOOKS AND RECORDS

8.1     Accounting, Books and Records.

(a)    The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP, consistently applied; provided, that the financial provisions in this Agreement relating to Capital Contributions, Profits and Losses, distributions and Capital Accounts shall be construed and determined in accordance with this Agreement without regard to whether such provisions are inconsistent with GAAP. The books and records shall reflect all the Company’s transactions and shall be appropriate and adequate for the Company’s business. The books and records of the Company shall include and the Company shall maintain at its principal executive office all of the following:

(i)    A SCHEDULE A to this Agreement (which SCHEDULE A is hereby incorporated into this Agreement), which SCHEDULE A shall include a current list of the full name and last known business or residence address of each Unit Holder set forth in alphabetical order, the Capital Contributions and Units of each Unit Holder (including the amount of cash and description and statement of the agreed value of any other property or services relating to such Capital Contributions), the amount and value of any Capital Contributions which any Member or potential Member has agreed to make pursuant to a contribution agreement or a contribution allowance agreement (including the time or times at which or events the happening of which such Capital Contributions are to be made or, in the case of a contribution allowance agreement, such right to contribute lapses), and which SCHEDULE A shall be amended from time to time as Transfers occur or as additional Units are issued and as additional Members are admitted to the Company in accordance with this Agreement, and which SCHEDULE A, together with the other applicable provisions of this Agreement, shall constitute the statement of membership interests in the Company provided for by the Act;

(ii)    The full name and business address of each Manager;

(iii)    A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

(iv)    Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

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(v)    A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

(vi)    Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years;

(vii)    The Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years; and

(viii)    The required records and information required under the Act, to the extent not included in (i) – (vii) above.

(b)    The Company shall use the accrual method of accounting in preparing its financial reports and for tax purposes and shall keep its books and records accordingly. The Board may, without any further consent of the Unit Holders (except as specifically required by the Code), apply for IRS consent to, and otherwise effect a change in, the Company’s Fiscal Year.

8.2     Reports.

(a)    In General. The Treasurer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s Chief Financial Officer (if a person other than the Treasurer) and the Company’s accountants.

(b)    Periodic and Other Reports. The Company shall maintain and provide to each Member upon request, the financial statements listed in clauses (i) and (ii) below, prepared, in each case (other than with respect to Unit Holder’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied, and, subject to Section 1.11 hereof, such other reports as any Member may reasonably request from time to time; provided that, if the Board so determines within thirty (30) days thereof, such other reports shall be provided at such requesting Member’s sole cost and expense.

(i)    As soon as practicable following the end of each Fiscal Year (and in any event not later than seventy-five (75) days after the end of such Fiscal Year and at such time as distributions are made to the Unit Holders pursuant to Section 12 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year

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end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

            (ii) As soon as practicable following the end of the first three fiscal quarters of each Fiscal Year (and in any event not later than thirty (30) days after the end of such fiscal quarter), an unaudited balance sheet of the Company as of the end of such fiscal quarter and the related unaudited statements of operations and cash flows for such fiscal quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year’s fiscal quarter and the fiscal quarter just completed.

8.3     Tax Matters.

(a)    Tax Elections. The Board may, without any further consent of the Members being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes. The Board shall, notwithstanding anything to the contrary in this Agreement, make the election, if permitted by applicable law, to adjust the basis of Property pursuant to Code Sections 754, 734(b), and 743(b), or comparable provisions of state, local or foreign law, at the times described in clause (A) of subparagraph (ii) of the definition of Gross Asset Value or in connection with Transfers of Units and Company distributions.

(b)Tax Matters Representative.

(i)    The Board shall designate the initial “partnership representative” of the Company for any tax period subject to the provisions of Section 6223 of the Code, as amended by the Partnership Audit Regime (in each such capacity, the “Tax Matters Representative”). Each Unit Holder hereby consents to such designation and agrees that, upon the request of the Board, it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may reasonably be necessary or appropriate to evidence such consent.

(ii)    In its capacity as Tax Matters Representative, the Tax Matters Representative shall represent the Company in any disputes, controversies or proceedings with the Internal Revenue Service or with any state, local, or non-U.S. taxing authority and is hereby authorized to take any and all actions that it is permitted to take by applicable law when acting in that capacity. The Unit Holders acknowledge and agree that it is the intention of the Unit Holders to minimize any obligations of the Company to pay taxes and interest in connection with any audit of the Company. The Unit Holders agree to cooperate in good faith, including without limitation by timely providing information reasonably requested by the Tax Matters Representative and making elections and filing amended returns reasonably requested by the Tax Matters Representative, and by paying any applicable taxes, interest and penalties, to give effect to the preceding sentence. The Board shall determine for any taxable year or years whether or not

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to elect out of the requirements of Section 6221(b) of the Code and any applicable Treasury regulations regarding partnerships eligible to elect out of the partnership audit regime provided in chapter 63, subchapter C of the Code (the “Partnership Audit Regime”). If the Board determines that the Company shall elect out of the Partnership Audit Regime, the Company shall follow the procedure for electing out of the Partnership Audit Regime as set forth in Section 6221(b) of the Code and any applicable Treasury regulations, and each Unit Holder shall comply with any requirements related to such election. The Company and Unit Holders agree to prepare and furnish such information as is required in connection with any such election as provided in Section 6221(b) and any applicable Treasury regulations.

(iii)    If the Board determines that the Company shall not elect out of the Partnership Audit Regime, the Company shall make any payments it may be required to make under the Partnership Audit Regime and shall allocate any such payment among the current or former Unit Holders of the Company for the “reviewed year” to which the payment relates in a manner that reflects the current or former Unit Holders’ respective interests in the Company for that year and any other factors taken into account in determining the amount of the payment. To the extent payments are made by the Company on behalf of or with respect to a current Unit Holder in accordance with this Section 8.3(b)(iii), such amounts shall, at the election of the Tax Matters Representative, (i) be applied to and reduce the next distribution(s) otherwise payable to such Unit Holder under this Agreement or (ii) be paid by the Unit Holder to the Company within thirty (30) days of written notice from the Tax Matters Representative requesting the payment. In addition, if any such payment is made on behalf of or with respect to a former Unit Holder, that Unit Holder shall pay over to the Company an amount equal to the amount of such payment made on behalf of or with respect to it within thirty (30) days of written notice from the Tax Matters Representative requesting the payment. The provisions contained in this Section 8.3(b)(iii) shall survive the dissolution of the Company and the withdrawal of any Unit Holder or Unit Holder of any Interest in the Company and shall apply to any current or former Unit Holder or Unit Holder.

(iv)    The Company shall indemnify and reimburse the Tax Matters Representative for (i) all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Unit Holders or in connection with any audit of the Company’s income tax returns, except to the extent such expenses, claims, liabilities, losses and damages are attributable to the gross negligence or willful misconduct of the Tax Matters Representative and (ii) any taxes imposed on the Company in respect of the Company’s operations or activities. The payment of all such expenses to which the indemnification applies shall be made before any distributions pursuant to Section 4. The taking of any action and the incurring of any expense by the Tax Matters Representative in connection with any such proceeding, except to the extent required by law, is a matter in the reasonable discretion of the Tax Matters Representative and the Company and each of the Unit Holders shall indemnify and hold harmless the Tax Matters Representative for its decisions and actions made in its capacity as such.

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(c)    Tax Information. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than five (5) months after the end of each Fiscal Year.

(d)    Audit. The Tax Matters Representative shall cause the books of the Company to be audited if, as, and when directed by the Board.

8.4    Delivery to Members and Inspection.
(a)    Upon the written request of any Member for purposes reasonably related to the interest of that Person as a Member, the Board shall cause the Company to deliver to the requesting Member, at the expense of the Company, a copy of the Company’s most recent annual financial statement and its most recent federal, state, and local income tax returns and reports.

(b)    Each Member (or, in the case of Section 8.4(b)(i) below, his, her or its designated representative) has the right, upon reasonable written request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to:

(i)    Inspect and copy during ordinary business hours, at the Member’s expense, any of the Company records described in Sections 8.1(a)(i) through (viii) and, with respect to the Company records described in Section 8.1(a)(i) through (viii), if such records are not available the Member shall be entitled to bring an action against the Company to obtain such records and recover its reasonable attorneys fees incurred in bringing such an action;

(ii)    Obtain from the Company true and full information regarding the current state of the Company’s financial condition, subject to normal changes or adjustments arising after, or following the end of, the period covered by such information; and

(iii)    Obtain other information regarding the Company’s affairs or inspect during ordinary business hours other books and records of the Company as is just and reasonable.

(c)    The rights granted to a Member pursuant to this Section 8.4 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time by the Board, and to the provisions of Section 1.11 hereof, to the extent not inconsistent with the Act. Unadmitted assignees of Units shall not have the right to information regarding the Company afforded Members hereunder or by the Act.

SECTION 9
AMENDMENTS

9.1     Amendments.

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(a)    Amendments to this Agreement may be proposed by the Board or by the request of Members holding fifty percent (50%) or more of the Class A Units then held by all Members. The Board shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board shall include in any such submission a recommendation as to the proposed amendment. The Board shall seek the unanimous written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto only if approved or consented to by all Members.

(b)    Notwithstanding Section 9.1(a) hereof:

(i)    Except as provided in Section 2.2 for authorizations and designations of additional classes or series of Units and changes in numbers of authorized Units of any class or series, this Agreement shall not be amended without the approval or consent of each Unit Holder adversely affected if such amendment would modify the limited liability of a Unit Holder, or the voting rights or interest of a Unit Holder in Profits, Losses, other items, or any distributions;

(ii)    A provision of this Agreement that requires the approval or consent of a specified percentage in interest of the Members or any class(es) or series thereof may not be amended without the affirmative vote of Members holding at least the specified percentage of the Units then held by all Members, or of the Units of the specified class(es) or series of Units then held by all Members; and
(iii)    This Section 9 shall not be amended without the approval or consent of all Members.

SECTION 10
TRANSFERS

10.1     Restrictions on Transfers.

No Transfer of Units shall be valid except as specifically permitted by this Section 10 of this Agreement. It is the intent of this Agreement that (i) the tax status of the Company be the same as for a partnership, (ii) this Company preserve its partnership tax status by complying with Regulations Section 1.7704-1, et seq., and any amendments thereto, and (iii) to the extent possible, this Agreement shall be read and interpreted to prohibit the free transferability of Units.

10.2     Permitted Transfers.

    (a)    No Transfer of Units shall be binding on this Company without the approval of the Board and all of the Members nor until such Transfer shall have been entered in the books and records of this Company. The Board shall not approve, and the Company shall not

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recognize for any purpose, any purported Transfer of Units unless and until the provisions, conditions and restrictions set forth in this Section 10 (including Section 10.3 hereof) have been satisfied. Notwithstanding the foregoing, the Board shall approve a Transfer of Units from Comstock to MANA Corporation upon satisfaction of the provisions, conditions and restrictions set forth in Section 10.3 without compliance with the provisions of Section 10.4 within one year of the Effective Date (the “MANA Transfer”), and the admission of MANA as a substitute Member of the Company in lieu of Comstock, and all of the Members hereby pre-approve the MANA Transfer and such admission. Any Transfer approved by the Board and the Members and satisfying the provisions, conditions and restrictions set forth in this Section 10 (including Sections 10.2 and 10.3 hereof) shall be referred to in this Agreement as a “Permitted Transfer”. Notwithstanding the foregoing, a Member may pledge or otherwise encumber all or any portion of its Units as security for the payment of debt, provided that any subsequent foreclosure or transfer to the secured party in lieu of foreclosure shall be considered a Transfer for all purposes of this Agreement.

    (b)    Following a Permitted Transfer, the Units held by the transferee shall remain subject to the Transfer restrictions set forth in this Section 10.

10.3     Conditions to Permitted Transfers.

A Transfer shall not be treated as a Permitted Transfer under Section 10.2 hereof unless and until the Right of First Refusal provisions under Section 10.4 hereof have been met and the following conditions are satisfied:

(a)    Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company (i) such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

(b)    The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(c)    Except in the case of a Transfer of Units involuntarily by operation of law, either (a) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (b) such Transfer shall be exempt from all applicable registration requirements

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and will not violate any applicable laws regulating the Transfer of securities, in the opinion of counsel to the Company.

(d)    Except in the case of a Transfer of Units involuntarily by operation of law, such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940, in the opinion of counsel to the Company.

(e)    Except in the case of a Transfer of Units involuntarily by operation of law, such Transfer will not cause the Company to be deemed to be a “publicly-traded partnership” under applicable provisions of the Code, in the opinion of counsel to the Company.

(f)    Unless otherwise approved by the Board, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Board and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. In determining whether a particular proposed Transfer will result in a termination of the Company, counsel to the Company shall take into account the existence of prior written commitments to Transfer made pursuant to this Agreement and such commitments shall always be given precedence over subsequent proposed Transfers.

(g)    No notice or request initiating the procedures contemplated by Section 10.3 may be given by any Member after a Dissolution Event has occurred. No Member may Transfer all or any portion of its Units after a Dissolution Event has occurred.

The Board shall have the authority to waive any legal opinion or other condition required in this Section10.3.

10.4     Right of First Refusal.

(a)    Right of First Refusal Event. Upon the occurrence of a Right of First Refusal Event, the Affected Member must give notice (the “First Refusal Notice”) to the Company and to the other Members within fifteen (15) days after the Affected Member receives the relevant offer. The First Refusal Notice must set forth in reasonable detail (i) the name, address, and telephone number of the proposed transferee, (ii) the class and number of Units, or any interest therein or part thereof, proposed to be Transferred of (the “Offered Units”), (iii) the Affected Member’s Interest as of the date of the notice, (iv) the consideration proposed to be paid for the Offered Units, (v) if any part of the consideration is noncash, such portion shall be valued by the Affected Member at a specific dollar amount together with any cash consideration, and (vi) all other material terms and conditions of the proposed Transfer. The Company and the other Member each will have the right and option (but not the obligation) (the “First Refusal Option”) to acquire the Offered Units upon the terms and conditions of this Section 10.4. The Company must give the Affected Member notice whether it will exercise its First Refusal Option within thirty (30) days after receiving the First Refusal Notice. The Company’s decision to
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exercise the First Refusal Option will not require approval by the Managers who are appointed by the Affected Member or the vote or consent of the Affected Member. If the Company does not exercise its First Refusal Option in respect of any portion or all of the Offered Units, the Company shall notify the other Member prior to or upon the expiration of its thirty (30) day exercise period. The notified other Member will then have fifteen (15) days following receipt of the Company’s notice of not exercising the First Refusal Option, to give the Affected Member and the Company notice whether they will exercise the First Refusal Option to acquire the Offered Units not approved for purchase by the Company (but, in any event, not less than all of the Offered Units when taken with any Offered Units approved for purchase by the Company) on the terms and conditions of this Section 10.4 (“First Refusal Acceptance Notice”), which notice shall specify the terms and conditions under which the participating Members shall purchase the applicable Offered Units. The noticed other Member that elects to participate in the purchase of the Offered Units (“Participating Member”) together with the Company will have the right to purchase its respective pro rata share or to otherwise allocate the purchase of the Offered Units as they may mutually-agree amongst themselves. Unless agreed otherwise in writing by the Affected Member, in order for the Company and/or the Participating Member to exercise their respective First Refusal Option hereunder, the Company and/or the Participating Member, as the case may be, must purchase all of the Offered Units.

(b)    Purchase Price; Closing Date. If the proposed Transfer is a non-collusive, bona fide transfer, the sale of the Offered Units must be made on the same terms and conditions (except for the closing date) as set forth in the First Refusal Notice; provided, however, that if the purchase price set forth in the First Refusal Notice is in whole or in part services, property other than money, or installment obligations requiring the payment of money, the purchase price for the Offered Units will be deemed to be cash value plus an estimate of the fair market value of such non-cash consideration as determined by the Company or the Participating Member, as the case may be, in good faith, and will be payable in cash or such other consideration as the Affected Member and the Company or the Participating Member agree to in good faith in writing. The closing of the sale and purchase will take place, unless otherwise agreed, at the principal office of the Company at 10:00 a.m. on a Business Day no later than sixty (60) days after the date the Company and the other Member received the First Refusal Notice. The purchase price must be paid at the closing by delivery of cash or such other consideration as stated in the First Refusal Notice, or such other date as the participating parties may agree in writing. If neither the Company nor the Participating Member purchases the Offered Units, the Affected Member will be free for a period of thirty (30) days after the expiration of such sixty (60) day period to sell the Offered Units to the proposed transferee named in the First Refusal Notice upon the terms and conditions set forth therein, on and subject to the requirements hereof. In the event that the sale is not consummated within such thirty (30) day period, no sale of the Offered Units may be made without again complying with this Section 10.4. On the closing date of any Transfer under this Section 10.4, the Offered Units transferred must be free and clear of all liens, claims, and encumbrances against them (other than restrictions on Transfer that arise under federal and state securities laws and those created by this Agreement).

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(c)Comstock and LPN each agree that the Right of First Refusal provisions set forth in this Section 10.4 shall not apply to (i) a Transfer of the Class A Units held by LPN Corporation or (ii) a Transfer of the Class A Units held by Comstock to MANA.
10.5     Prohibited Transfers.

    (a)    Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Board, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor’s rights to allocations and distributions as provided by this Agreement with respect to the transferred Units, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Units may have to the Company.

    (b)    In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

10.6     Rights of Unadmitted Assignees.

Unless admitted as a Member pursuant to Section 10.7 hereof, a Person who acquires Units and is not already a Member shall only be entitled to allocations and distributions with respect to such Units in accordance with this Agreement, and shall not have any right to any information or accounting of the affairs of the Company, and shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement. In addition, the Units held by such Person shall continue to be subject to the restrictions on Transfer provided for in this Section 10.

10.7     Admission of Transferees as Members.

A transferee of Units (whether as a result of a Permitted Transfer or otherwise) may be admitted as a Member only upon satisfaction of each of the following conditions:

(a)    The transferee acquired its Units by means of a Permitted Transfer;

(b)    The transferee meets all requirements of membership established in or pursuant to this Agreement (including Section 6.2(a) hereof), and such admission is approved by the Board and all of the Members, which approval may be given or withheld in the sole and absolute discretion of the Board and the Members;

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(c)    The transferee of Units (other than, with respect to clauses (i) below, a transferee that was a Member prior to the Transfer) shall, by submitting an executed counterpart signature page agreeing to be bound by this Agreement and such other written instruments in form and substance reasonably satisfactory to the Board (and, in the case of clause (ii) below, the transferor Member), (i) accept and adopt the terms and provisions of this Agreement, including this Section 10, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units;

(d)    The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member; and

(e)    Except in the case of a Transfer involuntarily by operation of law, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Members reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Articles or any other instrument filed with the State of Wyoming or any other state or governmental authority.

10.8     Representations Regarding Transfers; Legend.

(a)    Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 10.8(a) and to Transfer such Units only to Persons who agree to be similarly bound.

(b)    Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend may be placed upon any counterpart of this Agreement, the certificate, or any other document or instrument evidencing ownership of Units:

Any Legend approved by the Board upon advice of counsel; and

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The Units represented by this document are subject to further restriction as to their sale, transfer, hypothecation, or assignment as set forth in the Operating Agreement and agreed to by each Member. Said restriction provides, among other things, that no vendee, transferee, assignee, or endorsee of a Member shall have the right to become a Member without the consent of the Company’s Board, which consent may be given or withheld in the sole and absolute discretion of the Board.

10.9     Distributions and Allocations in Respect of Transferred Units.

If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 10, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and adopted from time to time by the Board. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that if the Company does not receive a notice stating the date such Units were transferred and such other information as the Board may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all distributions may be made to the Person who, according to the books and records of the Company, was the Member of the Units on the last day of such Fiscal Year. Neither the Company nor any Unit Holder shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.9, whether or not the Unitholders or the Company has knowledge of any Transfer of any Units. The Members acknowledge that the method and convention designated by the Board constitutes an agreement among the partners within the meaning of Regulations Section 1.706-1.

SECTION 11
DEADLOCK PROVISION

The Members agree that “Member” for purposes of this Section 11 shall not include LPN Corporation, and the Interests held by LPN Corporation shall be included in the Interests held by LPN. In the event that the Members are divided on a material issue and cannot agree on the conduct of the business and affairs of the Company, then a deadlock between the Members shall be deemed to have occurred and the Members may proceed under this Section 11. Upon the occurrence of a deadlock, one Member (hereinafter referred to as the “Offeror”) may elect to sell its Interests in the Company to the other Member (hereinafter referred to as the “Offeree”) by notifying the Offeree in writing of the offer to sell, stating the aggregate amount payable in cash

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for which the Offeror would sell its entire Interests in the Company to the Offeree. The notice from the Offeror to Offeree must be accompanied by written proof of funds held by the Offeror (or a binding financing or funding commitment by a third party), in an amount sufficient for the Offeror to purchase the Interests of the Offeree, if the Offeree elects to sell its Interests in accordance with this Section. The Offeree shall have the right to purchase the entire Interests of the Offeror at the designated cash price and terms set forth in the written notice from the Offeror, or to sell the entire Interests of the Offeree to the Offeror at such designated cash price and terms, whichever the Offeree may elect, provided for clarity, Offeree’s option to sell its entire Interests to the Offeror shall be only for like Interests in the sale offer. The sale offer, when made by the Offeror, is irrevocable for thirty (30) days. The Offeree shall have thirty (30) days from the receipt of such sale offer to make its election, that is, either to purchase such Interests of the Offeror at the cash price set forth in the sale offer or to sell its own like Interests to the Offeror at the cash price set forth in the sale offer, which shall be made in writing executed by the Offeree and stating the nature of the election. The decision of the Offeree shall be binding upon both Members. The failure of the Offeree to timely respond to a sale offer under the provisions hereof shall be deemed to be the binding agreement of the Offeree to purchase the entire like Interests of the Offeror for the cash price and on the other terms set forth in the sale notice. A Member that is obligated to purchase the Interests of another Member pursuant to the provisions hereof shall have ninety (90) days from the date of delivery or receipt of the written notice binding such Member to purchase the Interests from such other Member (or deemed delivery of notice) to pay the designated cash price and satisfy the terms of such purchase.

SECTION 12
DISSOLUTION AND WINDING UP

12.1     Dissolution Events.

(a)    Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”):

(i)    The affirmative vote of all Members to dissolve, wind up, and liquidate the Company; or

(ii)    The entry of a decree of judicial dissolution pursuant to the Act.

(b)    The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

12.2     Winding Up.

Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Unit Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and

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affairs, provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Unit Holders until such time as the Property has been distributed pursuant to this Section 12.2 and the Company has been terminated pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 12.10 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

(a)    First, to creditors (including Managers and Members who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and

(b)    Second, the balance, if any, to the Unit Holders in accordance with Section 4.1.

12.3     Compliance With Certain Requirements of Regulations; Deficit Capital Accounts.

In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 12 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 12 may be:

(a)    Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 12.2 hereof; or

(b)    Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

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12.4     Deemed Distribution and Recontribution.

Notwithstanding any other provision of this Section 12, in the event the Company is liquidated within the meaning of Regulations Section 1.7041(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all of its Property and liabilities to a new limited liability company in exchange for an interest in such new company, and immediately thereafter, the Company will be deemed to liquidate by distributing such interest in the new company to the Unit Holders.

12.5     Rights of Unit Holders.

Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Unit Holders.

12.6     Notice of Dissolution/Termination.

(a)    Upon the occurrence of a Dissolution Event, the Board shall, within thirty (30) days thereafter, provide written notice thereof to each of the Unit Holders, and the Board may notify its known claimants and/or publish notice as further provided in the Act.

(b)    Upon completion of the distribution of the Company’s Property as provided in this Section 12, the Company shall be terminated, and the Liquidator shall cause the filing of a Articles of Termination in accordance with the Act and shall take all such other actions as may be necessary to terminate the Company.

12.7     Allocations During Period of Liquidation.

During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 12.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

12.8    Character of Liquidating Distributions.

All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

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12.9     The Liquidator.

(a)    Definition. The “Liquidator” shall mean a Person appointed by the Board to oversee the liquidation of the Company. The Liquidator may be the Board or a committee of three or more Managers appointed by the Board.

(b)    Fees. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 12 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

(c)    Indemnification. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by acts or omissions that are not in good faith or involve negligence, fraud, intentional misconduct or a knowing violation of law, or for a transaction from which the Liquidator, officer, director, agent or employee derived an improper personal benefit.

12.10     Form of Liquidating Distributions.

For purposes of making distributions required by Section 12.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property inkind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 13
DISPUTE RESOLUTION

If a dispute arises out of or relates to this Agreement, or the performance or breach thereof, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any remaining unresolved controversy or claim arising out of or relating to this Agreement, or the performance or breach thereof, shall be settled by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association as modified by this Section 13; PROVIDED, that this Section 13 shall not require use of the American Arbitration Association (only that such Rules as modified by this Section 13 shall be followed); and PROVIDED FURTHER, that arbitration shall not be required for allegations involving breach of contract, violations of state or federal securities laws, breach of fiduciary duty or other misconduct by the Company. The arbitration shall be conducted in the State of Wyoming. Any award rendered shall be final and conclusive upon the parties and a judgment

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thereon may be entered in any court having competent jurisdiction. The parties shall (i) agree upon and appoint as the arbitrator a retired former trial Judge in the State of Iowa; (ii) direct the arbitrator to follow substantive rules of law and the Federal Rules of Evidence; (iii) allow for the parties to conduct discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure for a period not to exceed 60 days; (iv) require the testimony to be transcribed; and (v) require the award to be accompanied by findings of fact and a statement of reasons for the decision. The cost and expense of the arbitrator and location costs shall be borne equally by the parties to the dispute. All other costs and expenses, including reasonable attorney's fees and expert's fees, of all parties incurred in any dispute which is determined and/or settled by arbitration pursuant to this Section 13 shall be borne by the party incurring such cost and expense. Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved.

SECTION 14
MISCELLANEOUS

14.1     Notices.

Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company and the Unit Holders:

(a)    If to the Company, to the address determined pursuant to Section 1.4 hereof;

(b)    If to the Unit Holders, to the address set forth on record with the company;

14.2     Binding Effect.

Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

14.3     Construction.

Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

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14.4     Time.

In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

14.5     Headings.

Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

14.6    Severability.

Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. Notwithstanding the foregoing, if such illegality or invalidity would be to cause any Member to lose the material benefit of its economic bargain, then the Members agree to negotiate in good faith to amend this Agreement in order to restore such lost material benefit.

14.7     Incorporation by Reference.

Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

14.8     Variation of Terms.

All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

14.9     Governing Law.

The laws of the State of Wyoming shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

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14.10     Waiver of Jury Trial.

Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury and all rights to immunity by sovereignty or otherwise in any action, proceeding or counterclaim arising out of or relating to this Agreement.

14.11     Counterpart Execution.

This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

14.12     Specific Performance.

Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

* * * * * * * * * * * * * * * * * * * * * * * * * *

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4850-8819-3010\6

LP BIOSCIENCES LLC	amended and restated operating agreement

IN WITNESS WHEREOF, the Members have adopted and entered into this Operating Agreement as of the Effective Date.

MEMBERS:

COMSTOCK MINING INC.

By:    ___________________________
Name:    Corrado DeGasperis
Title:    Executive Chairman & Chief Executive Officer

LP NUTRITION LLC

By:    ___________________________
Name:    Jim Galvin
Title:    Manager

LPN CORPORATION

By:    ___________________________
Name:    Jim Galvin
Title:    President

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LP BIOSCIENCES LLC	amended and restated operating agreement

ADDITIONAL MEMBER SIGNATURE PAGE

IN WITNESS WHEREOF, pursuant to Sections 6.1 and/or 10.7 of the Operating Agreement of LP BIOSCIENCES LLC, of which this signature page is a part, in consideration of and as a condition to the undersigned’s being admitted as a Member and acquiring units in LP BIOSCIENCES LLC, the undersigned hereby executes and enters into this Operating Agreement as an additional Member as of the Effective Date (as defined in this Operating Agreement) or, if later, the effective date of the undersigned’s acquisition of Units and admission as a Member pursuant to this Operating Agreement. By execution of this signature page and on such date, the undersigned becomes a party to this Operating Agreement, and agrees to be bound in all respects by the terms and conditions of this Operating Agreement on and after such date.

Date Signed: ________________________

Individuals:

___________________________________        ___________________________________
(signature)                        (signature of joint investor)

___________________________________        ___________________________________
(print name)                        (print name of joint investor)

Entities:

___________________________________
(print name of entity)

___________________________________
(signature)

___________________________________
(print name of authorized signatory)

___________________________________
(print title of authorized signatory)

4850-8819-3010\6

LP BIOSCIENCES LLC	amended and restated operating agreement

4850-8819-3010\6

LP BIOSCIENCES LLC	amended and restated operating agreement

SCHEDULE A
Dated as of July 23, 2021
[to be completed to reflect following]

LPN holds 490,000 Class A Units
LPN Corporation holds 10,000 Class A Units
Comstock holds 500,000 Class A Units
Comstock holds 3,500,000 Class B Units

4850-8819-3010\6